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                                                                    Exhibit 5(a)

                                                                  March 17, 2003

FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308

Dear Ladies and Gentlemen:

     I am Associate General Counsel of FirstEnergy Corp., an Ohio corporation (the "Company"). This opinion is furnished to you in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933 (the "Act") the following securities of the Company having an aggregate initial public offering price of U.S. $2,000,000,000: (a) the Company's senior unsecured debt securities ("Debt Securities") to be issued under the indenture, dated as of November 15, 2001 (the "Indenture"), between the Company and Bank One Trust Company, N.A., as trustee (the "Trustee"), (b) shares of the Company's common stock, par value $0.10 per share ("Common Stock"), (c) contracts to purchase Common Stock ("Share Purchase Contracts") and
(d) units, each representing ownership of a Share Purchase Contract and either Debt Securities or debt obligations of third parties, including U.S. Treasury securities (the "Share Purchase Units" and, together with Debt Securities, Common Stock and Share Purchase Contracts, the "Securities").

     In connection with this opinion, I or persons under my supervision have reviewed originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, including the prospectus comprising a part thereof (the "Prospectus"), the Indenture, the Company's Amended Articles of Incorporation and the Company's Amended Code of Regulations. In addition, I or persons under my supervision have reviewed originals, or copies certified or otherwise identified to my satisfaction, of such other instruments, certificates, records and documents and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have reviewed such questions of law, as I have deemed necessary or appropriate for purposes of this opinion. In such review, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that

          1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Ohio.

          2. When (i) the terms of the issuance and sale of the Common Stock have been duly approved by all necessary action of the Board of Directors of the Company (or by the committee to which the Board delegates the authority to grant such authorization) so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) the Common Stock has been issued, delivered and paid for as contemplated by the Registration Statement and the Prospectus (or any Rule 424 supplement thereto), the Common Stock will be validly issued, fully paid and non-assessable.

          3. The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally

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     and general equitable principles (whether considered in a proceeding in equity or at law) and subject to an implied covenant of good faith, fair dealing and reasonableness.

          4. When (i) the terms of the issuance and sale of any Debt Securities have been duly approved by all necessary action of the Board of Directors of the Company (the "Board") (or by the committee to which the Board delegates the authority to grant such authorization) so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) such Debt Securities have been executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and the Prospectus (or any supplement thereto filed pursuant to Rule 424 under the Act) and in accordance with the Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board or such committee) will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and subject to an implied covenant of good faith, fair dealing and reasonableness.

          5. When (i) the terms of the issuance and sale of any Share Purchase Units and Share Purchase Contracts (together, the "Units and Contracts") have been duly approved by all necessary action of the Board (or by the committee to which the Board delegates the authority to grant such authorization) so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the Company has entered into one or more purchase contract agreements with respect to the Units and Contracts, (iii) the Units and Contracts have been executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and the Prospectus (or any supplement thereto filed pursuant to Rule 424 under the Act) and (iv) the applicable purchase contract agreement and any related pledge agreement have been duly authorized, executed and delivered by the parties thereto, the Units and Contracts will be validly issued and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and subject to an implied covenant of good faith, fair dealing and reasonableness.

     Paragraphs 2, 4 and 5 above are subject to the Registration Statement's becoming effective with no stop order with respect thereto having been issued by the Commission and to the issuance and continued effectiveness of any necessary order by the Commission under the Public Utility Holding Company Act of 1935 authorizing the issuance of the Securities on the terms contemplated by the Registration Statement and the Prospectus (or any supplement thereto filed pursuant to Rule 424 under the Act).

     In connection with this opinion, I have assumed that the authorization of any such Security will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Security.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and I further consent to the use of my name under the caption "Legal Matters" in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under
Section 7 of the Act.

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     I am a member of the bar of the State of Ohio, and this opinion is limited to the laws of the State of Ohio. Insofar as the opinions expressed herein relate to matters governed by the laws of the State of New York or the Federal laws of the United States, I have relied upon the opinion of Pillsbury Winthrop LLP, special counsel for the Company, which is also being filed as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Gary D. Benz
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                                       Gary D. Benz